SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             Form S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933


                   Nichols Research Corporation
         ------------------------------------------------------
           (Exact name of issuer as specified in its charter)


         Delaware                                  63-0713665
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(State or other jurisdiction of         (IRS Employer Identification No.)
 incorporation or organization)


     4040 Memorial Parkway, South, Huntsville, Alabama  35802-1326
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      (Address of principal executive offices, including Zip Code)


     Incentive Stock Option Plan of 1988 of Welkin Associates, Ltd.
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                        (Full Title of the Plan)


                            Michael J. Mruz
                      Nichols Research Corporation
                      4040 Memorial Parkway, South
                    Huntsville, Alabama  35802-1326
                             (256)883-1140
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             (Name, Address and Telephone Number, including
                    area code, of Agent for Service)

                            With a Copy to:

                           John R. Wynn, Esq.
                    Lanier Ford Shaver & Payne, P.C.
                             P.O. Box 2087
                       Huntsville, Alabama 35804
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The  Registrant  requests  that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

                        CALCULATION OF REGISTRATION FEE
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                                                    Proposed
Title of                         Proposed           Maximum
Securities       Amount          Maximum            Aggregate     Amount of
to be            to be           Offering Price     Offering      Registration
Registered       Registered      Per  Share (1)     Price         Fee
----------       ----------      --------------     ---------     ------------

Common Stock       28,335          $23.375          $662,331         $196
$.01 par           shares
value (2)

-------------------------------------------------------------------------------

(1)This calculation, which is made solely for the purpose of determining the amount of the registration fee, is made pursuant to Rule 457 and is based on a price of $23.375 per share, the average of the high and low price of a share of common stock on August 3, 1998, as reported on the Nasdaq National Market.


(2) Pursuant to an Agreement and Plan of Merger dated as of June 26, 1998, among Registrant, Welkin Associates, Ltd. ("Welkin"), and WAL Acquisition Company, Inc., Registrant assumed, effective as of July 28, 1998, all of the outstanding options to purchase common stock of Welkin under the Incentive Stock Option Plan of 1988 of Welkin Associates, Ltd., and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

                                     PART I

                Information Required in Section 10(a) Prospectus

Item 1.   PLAN INFORMATION.

     This Registration Statement relates to the registration of 28,335 shares of $.01 par value common stock of Nichols Research Corporation (the "Common Stock") to be sold pursuant to the exercise of stock options granted to employees of Welkin Associates, Ltd. ("Welkin") under the Incentive Stock Option Plan of 1988 of Welkin Associates, Ltd. (the "Plan"). Documents containing the information specified in Part I of Form S-8 promulgated by the Securities and Exchange Commission (the "Commission") will be sent or given to participants in the Plan as specified by Commission Rule 428(b).

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     See response to Item 1 above.

                                   PART II

             Information Required in the Registration Statement

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Nichols Research Corporation (the "Company") with the Commission are hereby incorporated by reference as of their respective dates:

1) the Company's Annual Report on Form 10-K for the year ended August 31, 1997; and the Company's Quarterly Reports on Form 10-Q for the quarters ended ended November 30, 1997, February 28, 1998, and May 31, 1998;

2) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on January 14, 1987, as amended by Form 8 filed with the Commission on August 18, 1989; and

3) the Company's Current Report on Form 8-K dated August 31, 1997, and filed with the Commission on September 11, 1997, as amended by Form 8-K/A filed with the Commission on November 10, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securites offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock issuable upon the exercise of options granted under the Plan has been passed upon for the Company by the law firm of Lanier Ford Shaver & Payne, P.C., 200 West Court Square, Suite 5000, Huntsville, Alabama 35801. John R. Wynn, a member-stockholder of Lanier Ford Shaver & Payne, P.C., is a director of the Company. As of July 27, 1998, four
(4) attorneys of Lanier Ford Shaver & Payne, P.C., including Mr. Wynn, beneficially owned 23,773 shares of the Company's Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits indemnification by the Company of any director, officer, employee or agent of the Company or person who is serving or was serving at the Company's request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The Company also has the power under Section 145 to indemnify persons set forth above from threatened, pending or completed actions or suits by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification can be made with regard to any claim, issue or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standards of conduct. The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent counsel in a written opinion, or by the stockholders. The Company may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case, upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by law.

     Article Nine of the Company's By-laws provides for indemnification of the Company's directors, officers, employees or agents to the extent permitted by
Section 145 of the Delaware General Corporation Law. Article Nine of the Company's By-laws further provides that the Company may purchase and maintain insurance on behalf of those persons described above as eligible for indemnification for liability arising out of such person's duties or status with the Company whether or not indemnification in respect of such liability would be permissible.

     The Company has in effect an officers and directors liability insurance policy with Royal Insurance Company. The policy provides indemnity to the directors and officers of the Company for the loss arising from any claim by reason of a wrongful act where there is no corporate indemnification. The insurance provides for the Company to be reimbursed for any indemnification it may be required by statute or the Company's By-laws to make to any of its directors and officers in connection with a claim by reason of a wrongful act. Pursuant to exclusions, the policy covers negligent acts, errors, omissions or breach of duty by a director or officer. The principal exclusions from coverage include the following: (i) claims involving various violations of
Section 16(b)  of the Securities Exchange Act of 1934; (ii) dishonest acts; and
(iii) libel, slander, or non-monetary damages. The policy has no deductible amount per director or officer for each loss. A $500,000 deductible self-insurance retention applies to the Company. The limit of liability under the policy is $5,000,000 in the aggregate annually in excess of deductibles and participations.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.   EXHIBITS.

   Exhibit No.                         Description
   -----------                         -----------

       4              Incentive Stock Option Plan of 1988  of  Welkin
                      Associates, Ltd.

       5              Opinion  and  Consent of Lanier Ford Shaver  &
                      Payne, P.C.

       23.1           Consent of Ernst & Young, LLP, Independent Auditors

       23.2           Consent  of  Lanier Ford Shaver & Payne,  P.C.
                      (included in Exhibit 5)

Item 9.   UNDERTAKINGS.

     The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the informa-tion set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maxi-mum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided,  however,  that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the perio-dic reports filed by the registrant pursuant to Section 13 or
             Section 15(d) of the Exchange Act that are incorporated by refer-ence in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntsville, State of Alabama, on the 5th day of August, 1998.

                                        NICHOLS RESEARCH CORPORATION

                                             Michael J. Mruz
                                        By:__________________________________
                                             Michael J. Mruz
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                      Title                       Date
        ---------                      -----                       ----


Chris H. Horgen
_________________________     Chairman of the Board             August 6, 1998
Chris H. Horgen               (Principal Executive Officer)

Michael J. Mruz
_________________________     Chief Executive Officer,          August 5, 1998
Michael J. Mruz               President, Chief Operating
                              Officer and Director

Roy J. Nichols
_________________________     Senior Vice President and Vice-   August 6, 1998
Roy J. Nichols                Chairman of the Board

Patsy L. Hattox
_________________________     Chief Administrative Officer,     August 6, 1998
Patsy L. Hattox               Corporate Vice President,
                              Secretary and Director

Thomas L. Patterson
_________________________     President of NicholsTXEN          August 6, 1998
Thomas L. Patterson           Corporation and Director

Roger P. Heinish
_________________________     Director                          August 6, 1998
Roger P. Heinish

John R. Wynn
_________________________     Director                          August 10, 1998
John R. Wynn


_________________________     Director
William E. Odom

James R. Thompson, Jr.
_________________________     Director                          August 6, 1998
James R. Thompson, Jr.


_________________________     Director
Phil E. DePoy


_________________________     Director
Daniel W. McGlaughlin


_________________________     Director
David Friend

Allen E. Dillard
_________________________     Chief Financial Officer and       August 6, 1998
Allen E. Dillard              Treasurer (Principal Financial
                              and Accounting Officer)

                                 EXHIBIT INDEX


     Exhibit No.                     Description
     -----------                     -----------

       4                    Incentive Stock Option Plan of 1988 of
                            Welkin  Associates, Ltd.

       5                    Opinion and Consent of Lanier Ford Shaver &
                            Payne,  P.C.

       23.1                 Consent of Ernst & Young, LLP, Independent Auditors

       23.2                 Consent of Lanier Ford Shaver & Payne, P.C.
                            (included in Exhibit 5)